UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CRYO-CELL INTERNATIONAL, INC.

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PROXY STATEMENT

CRYO-CELL INTERNATIONAL, INC.

700 BROOKER CREEK BOULEVARD

SUITE 1800

OLDSMAR, FLORIDA 34677

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 18, 2017

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder meeting to be held July 18, 2017

The Proxy Statement and our 2016 Annual Report on Form 10-K are available on the Internet at

http://www.proxydocs.com/CCEL

To the Shareholders of Cryo-Cell International, Inc.:

Notice is hereby given that the 2017 Annual Meeting of the Shareholders of Cryo-Cell International, Inc. (the “Company”) will be held on Tuesday, July 18, 2017 at 10:00 a.m., local time, at Cryo-Cell International, Inc., 700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida 34677. The meeting is called for the following purposes:

1.	To consider for election five individuals to the Company’s Board of Directors;

2.	To ratify the appointment of Porter Keadle Moore, as our independent registered public accountants for the fiscal year ending November 30, 2017;

3.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers and;

4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

The close of business on June 19, 2017, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

A proxy for the meeting is enclosed with this Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement. You are requested to complete and return the accompanying proxy card, which is solicited by the Company’s board of directors, in the enclosed envelope, or submit a proxy via the Internet or telephone, to be sure that your shares will be represented and voted at the Annual Meeting. The enclosed proxy card contains instructions on submitting a proxy via the Internet or telephone or, if your shares are registered in the name of a broker or bank, your broker or bank will provide instructions, including as to providing voting instructions over the Internet or by telephone.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying Proxy Statement and submit a proxy for your shares as soon as possible.

By Order of the Board of Directors,

David Portnoy Chairman and Co-Chief Executive Officer

Dated: June 26, 2017

PROXY STATEMENT

CRYO-CELL INTERNATIONAL, INC.

This Proxy Statement is furnished to the shareholders of Cryo-Cell International, Inc. (the “Company”) in connection with the 2017 Annual Meeting of Shareholders and any adjournments or postponements thereof. The meeting will be held at Cryo-Cell International, Inc., 700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida 34677, on July 18, 2017 at 10:00 a.m., local time.

This Proxy Statement and the Notice of Annual Meeting are being provided to shareholders beginning on or about June 26, 2017. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016 accompanies this Proxy Statement. The Company, a Delaware corporation, has its principal executive offices at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Shareholders Entitled to Vote

Only holders of record of our shares of common stock at the close of business on June 19, 2017 are entitled to notice of and to vote at the meeting and at any adjournments or postponements of the meeting. Each share entitles its holder to one vote on each matter presented at the meeting. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date, there were 7,103,041 shares outstanding.

Vote Required

As provided in the Company’s bylaws, directors are elected by a plurality of votes cast. This means that the five candidates receiving the highest number of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for or against the director nominee. Withhold votes will have no effect on the outcome of the election.

As to the ratification of the Company’s independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a shareholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the Company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes and proxies marked “ABSTAIN,” is required for the approval of the non-binding resolution. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

No proposals other than those identified on the Notice of Annual Meeting were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws. Thus, any other proposals raised at the Annual Meeting, other than procedural matters raised by the Chairman of the Annual Meeting, will be ruled out of order.

How to Vote

Your vote is very important to the Board no matter how many shares of Common Stock you own. Whether or not you plan to attend the Meeting, we urge you to vote your shares today.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock (including unvested restricted stock), you may vote your shares either by submitting a proxy in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed proxy card to vote FOR the Board’s nominees and FOR proposals 2 and 3. If you submit the executed proxy card which accompanies this proxy statement, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the Meeting, we urge you to promptly submit a proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you later decide to attend the Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. Please note that if you intend to vote your street name shares in person at the Meeting, you must provide a “legal proxy” from your custodian at the Meeting.

Proxy Revocability

Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a later dated proxy, or (3) attending the annual meeting, withdrawing the proxy, and voting in person.

Meeting Attendance

You may vote shares you hold directly in your name as the shareholder of record in person at the annual meeting. If you choose to do so, please, bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit the enclosed proxy card, in accordance with the instructions on the proxy card and as described below, so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you must obtain a signed proxy form (referred to as a “legal proxy”) from the record holder in order to vote these shares in person at the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board has five nominees for election at the Annual Meeting. Each of the nominees named below is currently a director of the Company. If elected, each of the five directors will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or as otherwise provided by the Company’s bylaws or by Delaware law. Each person nominated for election has consented to being named in this proxy statement and has agreed to serve if elected. The Board does not believe that any nominee will be unable to serve.

Nominees for Election of Director

The name, age, principal occupation and other information concerning each current nominee for election as a director are set forth below:

David I. Portnoy, age 54, Chairman and Co-Chief Executive Officer. Mr. Portnoy has served as Chairman of the Board and Co-Chief Executive Officer of the Company since August 2011. Since 2002, Mr. Portnoy has served as Chairman of the Board of Directors of Partner-Community, Inc., which provides software and hardware integration solutions to telecommunication companies and which was awarded the Verizon 2010 Supplier Recognition Award for Outstanding Performance. Mr. Portnoy graduated Magna Cum Laude in 1984 from The Wharton School of Finance at the University of Pennsylvania where he earned a Bachelor of Science Degree in Economics with a joint major in finance and accounting. David I. Portnoy is the brother of Mark L. Portnoy, a director and Co-Chief Executive Officer of the Company. We believe that Mr. Portnoy’s knowledge of the Company having served as its Co-Chief Executive Officer assists the Board with its oversight of the strategic plan of the Company. Additionally, we believe that Mr. Portnoy’s financial and business experiences provide the Board with general business acumen.

Mark L. Portnoy, age 53, Co-Chief Executive Officer. Mr. Portnoy has served as a director and Co-Chief Executive Officer since August 2011. Additionally, since 2002 and 2007, Mr. Portnoy has served on the boards of directors of Partner-Community, Inc. and uTIPu Inc., a private Internet-based business, respectively. Mr. Portnoy has been engaged in managing his personal investments since April 1997. From January 1995 to April 1997, Mr. Portnoy was employed at Strome, Susskind Investments as its Chief Fixed Income Trader. From March 1986 until November 1991, Mr. Portnoy was employed at Donaldson, Lufkin & Jenrette Securities Corp. as a Fixed Income Arbitrage Trader, with a trading portfolio ranging in size from $1 billion to $7 billion. In addition to the finance experience, Mr. Portnoy’s experience includes negotiating contracts for National Basketball Association (NBA) players totaling approximately $30 million. Mr. Portnoy graduated Phi Beta Kappa from the University of North Carolina at Chapel Hill with a degree in Economics in December 1985. Mark L. Portnoy is the brother of David I. Portnoy, Chairman of the Board and Co-Chief Executive Officer of the Company. We believe that Mr. Portnoy’s knowledge of the Company having served as its Co-Chief Executive Officer assists the Board with its oversight of the strategic plan of the Company. Additionally, we believe that Mr. Portnoy’s financial and business experiences provide the Board with general business acumen.

Jonathan H. Wheeler M.D., age 57, has served as a director since August 2011. Dr. Wheeler is a licensed physician specializing in the fields of obstetrics and gynecology. He has practiced in these fields in Newport Beach, California since 1992. Dr. Wheeler received his B.A. in Biology from the State University of New York (SUNY) at Buffalo. He completed his medical degree at Cornell University Medical College in 1986. His Obstetrics and Gynecology training was received at UCLA Medical Center in a combined internship and residency program. There, he received honorary awards for his work in advanced laparoscopy and completed research in innovative surgical techniques. Dr. Wheeler is Board certified in Obstetrics and Gynecology. He is a member of the American College of Obstetrics and Gynecology, the American Association of Gynecologic Laparoscopists, the Orange County Obstetrics and Gynecology Society and is a Diplomat of the American Board of Obstetrics and Gynecology. In the past Dr. Wheeler has served as Chairman and Vice-Chairman of the Department of Obstetrics and Gynecology at Hoag Hospital and has served on numerous committees including education, surgery and advancement of Women’s Health Services. We believe that Dr. Wheeler’s professional experience provides the Board with critical insight into the medical fields of obstetrics and gynecology. Additionally, we believe that through his attendance at medical conferences and seminars, as well as through his daily medical practice, Dr. Wheeler provides the Company with additional business development opportunities through his extensive industry contacts.

George Gaines, age 63, has served as a director since August 2011. Mr. Gaines is the founder and owner, since 2009, of Orrington Advisors, a business consulting firm headquartered in Evanston, Illinois which primarily provides consulting services to entities seeking to structure and raise capital for private equity funds. Since 2009 Mr. Gaines has also served on the Board of Directors and as Executive Vice President-Corporate Strategy of

Kastan Mining PLC, a privately held company headquartered in Evanston, Illinois which has copper and blue mining operations in Tanzania. From 2003 until 2009, Mr. Gaines was a senior partner of Berchwood Partners, Evanston, Illinois, an investment banking and private equity fund placement agent. We believe that Mr. Gaines’ business consulting experience provides the Board with general business acumen and an increased ability to effectively oversee and assess management’s execution of the Company’s strategic business plan.

Harold D. Berger, age 53, has served as a director since August 2011. Mr. Berger is a certified public accountant. Prior to opening his own accounting practice in 2005, Mr. Berger was an equity partner with Habif, Arogeti & Wynne, LLP, an accounting firm based in Atlanta, Georgia. Over the past 25 years, Mr. Berger also has served on boards for a variety of charitable organizations. Mr. Berger currently serves as Treasurer and Executive Committee Member of the Holly Lane Foundation (f/k/a The Gatchell Home, Inc.), as Director and Finance committee member of the Jewish Educational Loan Fund, Inc., and as Director and financial adviser to The Atlanta Group Home Foundation, Inc. Mr. Berger graduated in December 1987 from the University of Texas at Austin with a Master’s Degree in Professional Accounting. Mr. Berger is a member of the American Institute of Certified Public Accountants (AICPA) and the Georgia Society of Certified Public Accountants (GSCPA). We believe that Mr. Berger’s years of experience as an auditor and accountant, including expertise in financial accounting, provides the Board and the Audit Committee of the Board with valuable financial and accounting experience.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF DAVID PORTNOY, MARK PORTNOY, JONATHAN WHEELER, GEORGE GAINES AND HAROLD BERGER. BY EXECUTING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING BY ONE OF THE OTHER WAYS INDICATED THEREON. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

Other Executive Officers

Biographical information regarding the Company’s executive officers who are not directors of the Company is set forth below:

Jill Taymans, age 47, is the Company’s Vice President, Finance and Chief Financial Officer. Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over 20 years in both the public and private sectors. Prior to joining the Company, she served for three years as Controller for a telecommunications company.

Oleg Mikulinsky, age 44, is the Company’s Chief Information Officer. Mr. Mikulinsky has served as Cryo-Cell’s Chief Information Officer since March 2012. Mr. Mikulinsky is a software technologist and serial entrepreneur. He has been a founding member of several software enterprises and most recently served as Chief Technology Officer of Partner-Community, Inc and Chief Technology Officer at uTIPu Inc. from 2007 to 2009. Before that, Mr. Mikulinsky served as the Director of Enterprise Architecture at WebLayers, Inc. where he defined enterprise architecture best practices for companies like AT&T, Defense Information’s Systems Agency (DISA), as well as for many major banking institutions. He contributed to the development of International systems interoperability standards at OASIS-OPEN.ORG and WS-I.ORG. Prior to starting his professional career as a software engineer in United States, Mr. Mikulinsky studied radio electronics at the Bauman Moscow State Technical University (BMSTU), Russia.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the board of directors. Currently, the size of the board of directors is set at five members. Each director is elected to hold office for a period of one year or until his or her successor is elected. The Company does not have a policy regarding director attendance at annual meetings of shareholders, although directors are requested to attend these meetings absent unavoidable consequences. Each of the Company’s directors attended the 2016 Annual Meeting of Shareholders.

The board of directors held six meetings during the fiscal year ended November 30, 2016, and each of the directors then in office, attended at least 75% of the regularly scheduled meetings of the board and the committees of the board of which the director was a member. The committees established by the board of directors include the following:

Audit Committee

The current members of the audit committee are Messrs. Berger (Chairman), Gaines and Wheeler. The audit committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which is available on the Company’s website at www.cryo-cell.com. The charter sets out the responsibilities, authority and specific duties of the audit committee. In addition, the charter specifies the structure and membership requirements of the committee, as well as the relationship of the audit committee to the independent auditors and management of the Company.

The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the audit committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the audit committee appoints and the full board of directors ratifies the Company’s independent auditors. The audit committee met four times during the last fiscal year. The members of the audit committee are deemed independent as defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements. In addition, the board of directors has determined that audit committee member Mr. Harold Berger is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Berger’s relevant experience includes his current position as partner at his own accounting practice and his prior position as an equity partner with Habif, Arogeti & Wynne, LLP, an accounting firm based in Atlanta, Georgia. In addition, Mr. Berger has a Master’s Degree in Professional Accounting from the University of Texas at Austin.

Compensation Committee

The current members of the compensation committee are Messrs. Gaines (Chairman), Berger and Wheeler. The primary function of the compensation committee is to review the Company’s compensation philosophy and policy, which determines management and executive compensation benefits. The compensation committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. The compensation committee met three times during last fiscal year. The compensation committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which is available on the Company’s website at www.cryo-cell.com. The charter sets out the responsibilities, authority and specific duties of the compensation committee.

Governance Committee

The current members of the Governance Committee are Dr. Wheeler (Chairman), and Messrs. Berger and Gaines. The primary focus of the Governance Committee is on the broad range of issues surrounding the composition and operation of the Company’s board of directors. The committee provides assistance to the board of directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors, and review and consideration of developments in corporate governance practices. The committee’s goal is to assure that the composition, practices and operation of the board of directors contribute to value creation and effective representation of the Company’s shareholders.

The Governance Committee performs similar functions to a nominating committee for the Company as described above. The governance committee has adopted a charter which is available on the Company’s website at www.cryo-cell.com. The charter does not, however, cover the procedures for director nominations made by our board of directors. During the last fiscal year there was one meeting of the governance committee.

Director Independence and Board Leadership Structure

The Board determined that the following directors are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards which we choose to follow: Harold Berger, George Gaines and Jonathan Wheeler.

Mr. David Portnoy serves as our Chairman of the Board. He has served in this role since August 2011, the time at which he and the Company’s four other current directors gained control of the Board following a proxy contest in connection with the Company’s 2011 annual meeting. Mr. David Portnoy also serves as Co-Chief Executive Officer of the Company along with Mr. Mark Portnoy, who is the brother of David Portnoy. Messrs. Portnoy and Portnoy have served in these positions since August 2011.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors reviews information regarding the Company’s financial position, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees potential conflicts of interest. The Governance Committee reviews the Board’s leadership structure to ensure that it is most appropriate for the Company. While each committee is responsible for evaluating certain tasks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Director Nomination Process

When a directorship becomes vacant, or the board otherwise determines that an individual should be recruited for possible nomination to the board, the Governance Committee, in consultation with the Company’s Co-Chief Executive Officers, will prepare a profile of a candidate expected to provide the most meaningful contribution to the board as a whole. The governance committee (or a subcommittee designated by the Governance Committee) will generally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest. Following the initial screening, if the governance committee approves a candidate for further review, the governance committee will establish an interview process for the candidate. It is expected that a majority of the members of the governance committee, along with the Company’s Co-Chief Executive Officers, would interview each candidate. At the same time, the governance committee, assisted by the Company’s legal counsel, will conduct a comprehensive conflicts-of-interest assessment for the candidate. The governance committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full board of directors. A subcommittee of the governance committee, management representatives designated by the governance committee or a search firm selected by the governance committee may assist the process. Any nominee recommended by a shareholder would be subject to the same process.

The Governance Committee will consider director-nominees submitted by shareholders. Any shareholder recommendation should be submitted in writing to the Company in care of the Corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a shareholder shall be referred to the Governance Committee, and the Governance Committee, in consultation with the Company’s Co-Chief Executive Officers, will review the nomination in accordance with the Company’s certificate of incorporation, bylaws and applicable laws and regulations. The governance committee considers general business experience, industry experience, experience as a director of other companies, probable tenure if elected and other factors as relevant in evaluating director-nominees.

According to the Company’s bylaws, only persons nominated in accordance with the following procedures shall be eligible for election by shareholders as directors. Nominations of persons for election as directors at a meeting of shareholders called for the purpose of electing directors may be made by or at the direction of the board of directors, or by any shareholder of record in the manner described below. For a nomination to be properly made by a shareholder, the shareholder must be a shareholder of record and must give written notice to the Company’s corporate Secretary so as to be received at the principal executive offices of the Company not more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if the date of the annual meeting has been changed by more than 30 days from the date of the anniversary of the proceeding year’s annual meeting, such notice must be so received no later than the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. The public disclosure of an adjournment of an annual meeting will not commence a new time period for the giving of a timely shareholder notice. Each such notice shall set forth:

•	the name and address, as they appear on the Company’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•

the class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•

a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

•

such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the board of directors;

•	the signed consent of each nominee to serve as a director of the Company if so elected;

•

whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees; and

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during the fiscal year ended November 30, 2016, we believe that all such forms were filed on a timely basis.

Ability of Shareholders to Communicate with the Board of Directors

The Company’s board of directors has established several means for our shareholders to communicate with the board of directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Company’s audit committee, in care of the corporate Secretary, at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board, in care of the corporate Secretary, at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

PROPOSAL II - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Porter Keadle Moore (“PKM”), served as our independent registered public accounting firm for the fiscal year ended November 30, 2016 and has been appointed to serve in that capacity in fiscal 2017. We anticipate that a representative of PKM will be available at the Annual Meeting to respond to questions and make a statement if they desire to do so.

At the Annual Meeting, our shareholders will be asked to ratify the selection of PKM as our independent registered public accountants for the fiscal year ending November 30, 2017. Although there is no requirement that we submit the appointment of independent registered public accountants to shareholders for ratification, we believe that it is good corporate practice to do so. Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.

Our board of directors recommends you vote “FOR” ratification of the appointment of Porter Keadle Moore as our independent registered public accountants.

Fees to Independent Auditors

On March 15, 2016, the Board of Directors and the Audit Committee approved the appointment of PKM as the Company’s new independent registered public accounting firm commencing for its quarter ending February 29, 2016 and its fiscal year ending November 30, 2016. On July 6, 2016, the appointment was ratified by the Company’s shareholders at the 2016 Annual Meeting of Shareholders. The following table presents fees for professional audit services rendered by Grant Thornton LLP (“Grant Thornton”) for the audit of the Company’s financial statements for the fiscal year ended November 30, 2015, professional audit services rendered by PKM for the audit of the Company’s financial statements for the fiscal year ended November 30, 2016, tax services rendered by Grant Thornton for the fiscal years ended November 30, 2016 and November 30,

2015 and fees billed for other services rendered by PKM and Grant Thornton during these periods.

	2016	2015
Audit Fees	$217,391	$434,808
Audit Related Fees	39,000	54,000
Tax Fees	94,602	51,523
Other	—	—

Total	$350,993	$540,331

Audit Fees

Audit fees consisted of the aggregate fees billed by our principal accountants for professional services rendered for the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal years ended November 30, 2016 and November 30, 2015 as well as assistance with and review of documents filed with the SEC.

Audit Related Fees

Audit related fees consisted of the aggregate fees billed by our principal accounts for professional services rendered for audit related services rendered for the fiscal years ended November 30, 2016 and November 30, 2015.

Tax Fees

Tax fees consisted of the aggregate fees billed by our principal accountants for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended November 30, 2016 and November 30, 2015.

Other Fees

The Company did not incur other fees by our principal accountants for the fiscal years ended November 30, 2016 and November 30, 2015.

The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting. All of the fees described above under the captions “Audit Fees”, “Tax Fees” and “Other Fees” and paid to Grant Thornton were pre-approved by the audit committee.

No services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Grant Thornton. Furthermore, no work of Grant Thornton with respect to its services rendered to the Company was performed by anyone other than Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The audit committee reports to and acts on behalf of the board of directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the committee has met and held discussions with management and PKM. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the audit committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. The committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the audit committee recommended to the board of directors and the board of directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016, for filing with the Securities and Exchange Commission.

Harold Berger (Chairman)             George Gaines             Jonathan Wheeler

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 19, 2017, by (i) each current director and executive officer of the Company, (ii) each director nominee of the Company, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, each of the shareholders named in the table has sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (1)
Five Percent Shareholders:
Mary J. Nyberg and Charles D. Nyberg, as Co-trustees of the CDMJ Nyberg Family Trust, U/A/D June 9, 2005 (3)	846,780	11.92%
Current directors, nominees and executive officers:
David Portnoy (4)	1,483,188	19.91%
Mark Portnoy (5)	981,299	13.18%
George Gaines (6)	1,107,500	15.47%
Harold Berger (7)	63,630	*
Jonathan Wheeler (8)	92,500	1.29%
Jill Taymans (9)	47,896	*
Oleg Mikulinsky(10)	66,667	*
All current directors and executive officers as a group (7 persons) (11)	3,842,680	47.97%

*	Less than 1%.
(1)	Pursuant to applicable SEC rules, the percentage of voting stock for each shareholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such shareholders as June 19, 2017 by (ii) the sum of (a) 7,103,041 which is the number of shares of common stock outstanding as June 19, 2017 plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such shareholder which were exercisable as of June 19, 2017 or will become exercisable within 60 days. Unless otherwise indicated, the address of each person in the table is 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from June 19, 2017. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(3)	A group consisting of Mary J. Nyberg and Charles D. Nyberg, as co-trustees of CDMJ Nyberg Family Trust, U/A/D June 9, 2005 filed a Schedule 13G/A on February 13, 2017 (“the Schedule 13G/A”) reporting the following beneficial ownership: (i) 846,780 shares of common stock held by CDMJ Nyberg Family Trust U/A/D June 9, 2005, as to which Mrs. Nyberg has the sole power to vote and dispose or direct the disposition. Beneficial ownership information is supplied per the Schedule 13G. The address for the CDMJ Nyberg Family Trust is 4555 E. Mayo Blvd., Phoenix, AZ 85050.
(4)	Includes 49,150 shares of Common Stock held directly through a 401(k) plan account, 199,080 shares of Common Stock held directly through IRA accounts of David Portnoy, 23,524 shares that he owns individually of record, 465,008 shares he owns individually, 151,224 shares of Common Stock held by Partner-Community, Inc., as to which David Portnoy may be deemed the beneficial owner as Chairman of the Board and Secretary, 55,219 shares of Common Stock held by uTIPu, as to which David Portnoy may be deemed the beneficial owner as Chairman of the Board, 78,176 shares of Common Stock held by Mayim Investment Limited Partnership, as to which David Portnoy may be deemed the beneficial owner as the managing member and owner of Mayim Management, LLC, which is the general partner of Mayim Management Limited Partnership, which is the general partner of Mayim Investment Limited Partnership; 78,864 shares of Common Stock held by spouse, 9,974 shares held by David Portnoy as custodian for his minor son; 9,122 shares held by David Portnoy as custodian for his minor daughter and 17,000 shares held by David Portnoy’s father-in-law. Includes 346,847 shares subject to stock options.
(5)	Includes 18,055 shares held through a 401(k) plan account; 521,576 shares that Mark Portnoy owns individually; and 102,029 shares held by Capital Asset Fund #1 Limited Partnership, as to which Mark Portnoy may be deemed beneficial owner as its general partner. Also, includes 339,639 shares subject to stock options.
(6)	Includes 57,500 shares subject to stock options.
(7)	Includes 57,500 shares subject to stock options.
(8)	Includes 57,500 shares subject to stock options.
(9)	Includes 2,500 shares subject to stock options.
(10)	Includes 46,667 shares subject to stock options.
(11)	Includes 908,153 shares subject to stock options.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation during the fiscal year ended November 30, 2016 and November 30, 2015, paid to or earned by (i) the Company’s Co-Chief Executive Officers and (ii) the two other most highly compensated individuals that served as executive officers of the Company as of November 30, 2016, whose total compensation received from the Company during such fiscal year exceeded $100,000 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option and Restricted Common Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David Portnoy	2016	$390,000	$382,933	$897,129	$0	$1,670,062
Co-Chief Executive Officer	2015	$325,000	$236,989	$294,375	$0	$856,364
Mark Portnoy	2016	$330,000	$324,020	$769,353	$0	$1,423,373
Co-Chief Executive Officer	2015	$275,000	$200,529	$255,355	$0	$730,884
Jill Taymans	2016	$177,852	$9,000	$12,879	$0	$199,731
Vice President Finance, Chief	2015	$177,852	$9,000	$0	$0	$186,852
Financial Officer
Oleg Mikulinsky	2016	$210,000	$20,596	$58,897	$0	$289,493
Chief Information Officer	2015	$165,000	$0	$12,446	$0	$177,446

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2016 and 2015. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 13, Shareholders’ Equity, to our consolidated financial statements contained in our annual report for a discussion of our accounting for stock options and the assumptions used.
(2)	Represents perquisites and other benefits, valued on the basis of aggregate incremental cost to the Company.

Narrative Disclosure Regarding Summary Compensation Table

Compensation Philosophy

Our executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, align the long-term interests of management with those of our shareholders, reward for achieving performance objectives, recognize individual initiative and achievements, and assist us in attracting and retaining highly qualified and experienced executives. The Compensation Committee of our board of directors is primarily responsible for acting on our philosophical approach to executive compensation. There are three primary elements in our executive compensation program: base salary compensation, cash bonus and stock options.

Base salary compensation is based on the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

A cash bonus pool along with Company performance targets and individual performance objectives are established at the beginning of each fiscal year by the Compensation Committee. At the end of the fiscal year each performance target is measured and bonuses are paid if the set performance targets established at the beginning of the fiscal year are attained. A percentage of the pre-determined cash bonus pool is paid to the named executive officer depending on the performance targets met by the Company and the individual. In fiscal 2016 the Company’s Co-CEOs and Chief Information Officer were entitled to a cash bonus equal to 8.33% of base salary times the number of the six performance targets achieved. In fiscal 2016, the Company’s threshold, target and stretch performance standards required to earn cash bonuses were based on net revenue as of November 30, 2016, of $21,355,962, $22,355,962 and $23,355,962, respectively, and the Company’s adjusted net income as of November 30, 2016 of $3,161,905, $3,328,325 and $3,494,737, respectively. The third criteria for cash bonuses to the Co-CEOs and Chief Information Officer consist of subjective performance, as determined in the sole discretion of the Compensation Committee of the Board of Directors. Cash bonuses were accrued in fiscal 2016 and payable to the Co-CEO’s, Chief Information Officer and Chief Financial Officer totaling $382,933, $324,020, $20,596 and $9,000, respectively. In fiscal 2016 the cash bonuses for the named executives consists of subjective performance, as determined in the sole discretion of the Compensation Committee of the Board of Directors. With respect to the subjective performance reviews, in addition to evaluating the Company’s overall financial performance, the Compensation Committee considers the performance of each named executive officer’s business line or area of responsibility. Several key management competencies and behaviors are assessed, including the named executive officer’s effectiveness as a leader and his or her role in building a cohesive executive team, as well as other strategic core competencies such as accountability, analytical ability and decision making, communication, cooperation and teamwork, creativity and problem-solving, and integrity. The named executive officer’s performance relating to these competencies forms the basis of a performance review discussion with the named executive officer that reinforces his or her role in achieving the Company’s business plan and short- and long-term strategies.

In fiscal 2016, the Company’s Co-CEOs were entitled to and pursuant to their employment agreements, stock options grants of 70,270 and 59,459. One-third of each grant is vested upon grant, one-third vested on December 1, 2016 and one-third vested on December 1, 2017. In addition, the Company’s Co-CEOs were entitled to and pursuant to their employment agreements, a restricted stock grant of up to 186,487 and 162,163 shares based on performance. The Company shall grant each Co-CEO a number of shares of restricted stock equal to a percentage of 186,487 and 162,163 shares equal to the sum of (x) the product of 16.67% and the number of the net revenue and adjusted cash flow performance goals achieved at the “target” level and (y) the product of 8.33% and the number of the net revenue and adjusted cash flow performance goals achieved at the “stretch” level and up to 50% at the discretion of the Compensation Committee to the Board of Directors based on their subjective performance determination. In fiscal 2016, 183,145 and 159,257 shares were issued to the Co-CEO’s.

In fiscal 2016, the Company’s Chief Information Officer was entitled to and pursuant to his employment agreement, a restricted stock option grant of up to 20,000 shares based on performance. The Company shall grant the CIO a number of shares of restricted stock equal to a percentage of 20,000 shares equal to the sum of (x) the product of 16.67% and the number of the net revenue and adjusted cash flow performance goals achieved at the “target” level and (y) the product of 8.33% and the number of the net revenue and adjusted cash flow performance goals achieved at the “stretch” level and up to 50% at the discretion of the Co-CEOs based on his subjective performance determination. There are 19,620 shares to be issued to the Chief Information Officer.

Stock options are granted to our executive officers in order to maintain competitive pay packages and to align management’s long-term interests with those of our stockholders. The compensation committee approves stock option grants to our executives and key personnel. Awards vest and options become exercisable based upon criteria established by the compensation committee. During fiscal 2016 47,500 stock options were awarded to executive officers. No stock options were awarded to the named executive officers in fiscal 2015.

Overall, the compensation committee attempts to establish levels of executive compensation that it believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry. In establishing the levels of the various compensation elements, the compensation committee has from time to time used the services of compensation consultants.

Employment Agreements and Change in Control Arrangements

David Portnoy and Mark Portnoy Employment Agreements. On April 15, 2016, the Company entered into new two-year employment agreements, effective December 1, 2015, with David Portnoy, Co-Chief Executive Officer of the Company and Mark Portnoy, Co-Chief Executive Officer of the Company. The new agreements supersede and replace prior employment agreements with each of the executives.

The agreements provide for an annual base salary of $390,000 for David Portnoy and $330,000 for Mark Portnoy. In addition to base salary, for the fiscal years ending November 30, 2016 and November 30, 2017, each executive will be entitled to a cash bonus equal to 8.33% of base salary times the number of the six bonus criteria achieved and a cash bonus of 16.66% of base salary times the number of three bonus criteria achieved, as set forth in the agreement. The agreements provide for a grant of 70,270 of the Company’s stock options to David Portnoy on April 15, 2016 and for a grant of 59,459 of the Company’s stock options to Mark Portnoy on April 15, 2016. One-third of each grant is vested upon grant, one-third will vest on December 1, 2016 and one-third will vest on December 1, 2017.

In addition to the grants described above, if David Portnoy is employed by the Company on November 30, 2016, then no later than February 28, 2017, the Company will grant him up to 186,487 shares of restricted stock based on performance. In addition, if David Portnoy is employed by the Company on November 30, 2017, then no later than February 28, 2018, the Company will grant him up to an additional 186,487 shares of restricted stock based on performance. For the fiscal years 2016 and 2017, the Company shall grant David Portnoy these additional shares of restricted stock based on attaining certain performance targets set forth in the agreement. Specifically, the Company shall grant David Portnoy a number of shares of restricted stock equal to a percentage of 186,487 shares equal to the sum of (x) the product of 16.67% and the number of the three performance goals achieved at the “target” level and (y) the product of 8.33% and the number of the three performance goals achieved at the “stretch” level. Identical provisions apply to Mark Portnoy, except the number of restricted shares to be granted in each case is 162,163 shares.

The agreements also provide for reimbursement for all business expenses, including reasonable commuting expenses for David Portnoy between his home in Miami, Florida to the Company’s headquarters in Tampa, Florida, including lodging and rental car expenses for when he is working in the Company’s offices in Tampa. David Portnoy’s principal place of employment shall be at the Company’s offices in Miami, Florida, provided he shall travel to the Company’s headquarters as necessary to fulfill his responsibilities under the agreement. The

Company shall pay reasonable legal and financial consulting fees and costs incurred in negotiating the agreements and shall pay each executive up to $75,000 in legal fees related to any dispute or question of interpretation regarding the agreements. The executives will also participate in the employee benefit plans that the Company generally makes available to Company employees from time to time, including retirement and health plans.

Upon the occurrence of (i) an involuntary termination of employment; (ii) a voluntary termination of employment for “Good Reason” (as defined in the agreements); or (iii) an involuntary termination of employment or voluntary termination of employment for “Good Reason” at any time following a change in control (as defined in the agreement), the agreements provide for severance pay equal to two times the executive’s then-current annual base salary, paid in a lump sum no later than 30 days after the occurrence of the triggering event. The Company will also reimburse the executives, on a grossed up basis, for any penalty taxes owed on any excess parachute amounts under Section 280G of the Internal Revenue Code of 1986, as amended. In addition, the Company shall provide, at no cost to the executives, continued life insurance coverage and nontaxable medical, dental and disability insurance coverage substantially similar to the coverage maintained by the Company for the executives prior to such termination for 36 months after the termination. If the termination of employment is due to disability (as defined in the agreement), the Company shall pay the executive two times his then-current base salary in a cash lump sum no later than 30 days after such disability, reduced by any amount paid to him from any disability insurance, Social Security, workman’s compensation or other disability program. In addition, all unvested shares and options held by the executive shall become fully vested upon his disability. If the termination of employment is due to death, the Company shall pay the executive two times his then-current base salary as a cash lump sum within 30 days after his date of death, and the Company will continue to provide medical and dental coverage for the executive’s family for two years after his death. The agreements include a one-year non-competition restriction and an 18-month restriction on solicitation of employees or customers.

Taymans Employment Agreement. On November 1, 2005, the Company entered into a one-year employment agreement with Jill M. Taymans, the Company’s Chief Financial Officer and Vice President (the “Taymans Employment Agreement”). Under the Taymans Employment Agreement, the one-year term is automatically extended for an additional one-year period unless, at least 60 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. The Taymans Employment Agreement was amended in July 2008 to provide that the then-current term would expire on November 30, 2008. The ending date of the current term of the Taymans Employment Agreement is November 30, 2017.

At all times during the term of the Taymans Employment Agreement (as the same may be extended), Ms. Taymans will be eligible for discretionary merit increases and adjustments in base salary, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The Taymans Employment Agreement provides that she will be eligible to receive long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event of a termination of employment of Ms. Taymans upon or within one year of a Change in Control (as defined in the Taymans Employment Agreement), or prior to the Change in Control if the termination was related to the Change in Control, if the termination was by the Company without cause or was by Ms. Taymans due to being requested to accept without cause a demotion or relocation, Ms. Taymans will be entitled to receive the following: (i) all earned compensation through the date of termination (or, if greater, on the date immediately preceding a Change in Control); and (ii) 12 months of base salary as in effect on the termination date (or, if greater, base salary in effect immediately prior to the Change in Control).

Under the Taymans Employment Agreement, the Company will also provide Ms. Taymans with certain other benefits, including continued participation in all applicable Company benefit plans and payment of reasonable business expenses.

In the Taymans Employment Agreement, Ms. Taymans agreed not to compete with the Company or solicit its customers, clients or employees during the term of her Employment Agreement and for a 12-month period following her termination of employment under the agreement.

Mikulinsky Employment Agreement. On March 5, 2012, the Company entered into a one-year employment agreement (the “Mikulinsky Employment Agreement”) with Oleg Mikulinsky, as the Company’s Chief Information Officer. Under the Mikulinksy Employment Agreement, the one-year term was automatically extended for additional one-year periods unless, at least 30 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. On May 1, 2013, the Company entered into an Amendment Agreement amending certain terms of the Mikulinsky Employment Agreement dated March 5, 2012. On April 18, 2016, the Company entered into a second Amendment Agreement (the “Amendment”), effective December 1, 2015, amending certain terms of the Amendment Agreement dated May 1, 2013 and Mikulinsky Employment Agreement dated March 5, 2012. The term of the Amendment is two years.

Pursuant to the Amendment, the Executive’s base salary is $210,000 (the “Base Salary”).

At all times during the term of the Mikulinsky Employment Agreement (as the same may be extended), Mr. Mikulinsky will be eligible for discretionary merit increases and base salary adjustments, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The Mikulinsky Employment Agreement provides he will also be eligible for long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In addition to the Base Salary, for the fiscal years ending November 30, 2016 and November 30, 2017, the Executive’s cash bonus shall be a percentage of up to 10% of the Base Salary for such fiscal year, as set forth in the Amendment. The Amendment provides for a grant of 40,000 of the Company’s stock options to Executive on April 18, 2016. One-third of grant is vested upon grant, one-third will vest on December 1, 2016 and one-third will vest on December 1, 2017. In addition to the grants described above, if Executive is employed by the Company on November 30, 2016, then no later than February 28, 2017, the Company will grant Executive up to 20,000 shares of restricted stock based on performance as set forth in the Amendment. In addition, if Executive is employed by the Company on November 30, 2017, then no later than February 28, 2018, the Company will grant Executive up to an additional 20,000 shares of restricted stock based on performance, as set forth in the Amendment.

Per the Amendment, in the event of the Executive’s voluntary resignation from the Company’s employment upon a Change in Control or the Executive’s employment is terminated upon or within one (1) year after a Change in Control, as defined in the Employment Agreement, or prior to the Change in Control if the Executive’s termination, demotion or relocation was either a condition of the Change in Control or was at the request of any person related to the Change in Control, and such termination was initiated by the Company without cause or by the Executive due to being requested to accept without cause a demotion or relocation:

(i)	The Company shall pay to the Executive any earned and accrued but unpaid installment of Base Salary through the date of resignation or termination, at the rate in effect on the date of termination, or if greater, on the date immediately preceding the date that a Change in Control occurs, and all other unpaid amounts to which the Executive is entitled as of the date of termination under any compensation plan or program of the Company, including, without limitation, all accrued vacation time. Stock options, shares of restricted stock, performance awards, stock appreciation rights, and LTI awards granted to Executive by the Company through the date of termination shall be treated in accordance with the applicable plans and policies of the Company. All outstanding stock options shall vest upon termination.

(ii)	In lieu of any further Base Salary, bonus payments and benefits to the Executive for periods subsequent to the date of resignation or termination, the Company shall pay as liquidated damages to the

Executive, an amount equal to twelve (12) months of the Executive’s annual Base Salary at the rate in effect as of the date of termination, or if greater, on the date immediately preceding the date that a Change in Control occurs.

In the Mikulinsky Employment Agreement, Mr. Mikulinsky agreed not to compete with the Company or solicit its customers, clients or employees during the term of his respective Employment Agreement and for a 12-month period following the termination of employment under agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officers at November 30, 2016:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
David Portnoy	August 31, 2011 December 1, 2011 April 15, 2016	100,000 200,000 46,847	— — 23,423	$ $ $	2.90 1.72 3.14	August 31, 2021 December 1, 2021 April 15, 2026
Mark Portnoy	August 31, 2011 December 1, 2011 April 15, 2016	100,000 200,000 39,639	— — 19,820	$ $ $	2.90 1.72 3.14	August 31, 2021 December 1, 2021 April 15, 2026
Jill Taymans	February 1, 2010 (1) June 2, 2016 (1)	9,281 2,500	— 5,000	$ $	1.50 3.10	February 1, 2017 June 3, 2023
Oleg Mikulinsky	March 5, 2012 (2) April 18, 2016 (2)	20,000 26,667	— 13,333	$ $	2.05 3.20	March 5, 2019 April 18, 2026

(1)	1/3 of the options vest one-year from the date of grant, 1/3 of the options vest two-years from the date of grant and 1/3 of the options vest three-years from the date of grant.
(2)	1/3 of the options vest immediately on the date of grant, 1/3 of the options vest one-year from the date of grant and 1/3 of the options vest two-years from the date of grant.

Director Compensation

Directors who are employees of the Company receive no compensation for their services as directors or as members of board committees. During fiscal 2016, non-employee directors were paid an annual retainer in the amount of $15,000 and an attendance fee of $4,000 for each board meeting and $2,000 for each telephonic quarterly board meetings, and are reimbursed for their reasonable expenses incurred in attending the meeting. The fee for participation in a board or committee meeting held by telephone conference call and lasting at least thirty minutes is $1,000. Each non-employee director receives an annual stock option grant in the amount of 7,500 shares on the date of the annual stockholders meeting in each year. Newly elected non-employee directors receive a stock option grant of 20,000 shares per person. All of such stock options have an exercise equal to the fair market value of the common stock on the date of grant.

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended November 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Harold Berger	$21,250	$14,470	$35,720
George Gaines	$19,250	$14,470	$33,720
Jonathan Wheeler	$21,250	$14,470	$35,720

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2016 with respect to stock options. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 13, Stockholders’ Equity, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.

RELATED PARTY TRANSACTIONS

David Portnoy, the Company’s Chairman and Co-Chief Executive officer, is the brother of the Company’s Co-Chief Executive Officer, Mark Portnoy. The Company’s Audit Committee Chairman, Harold Berger, provides accounting services to the Company’s Co-Chief Executive Officer Mark Portnoy.

Approval of Related Party Transactions

The Board of Directors has adopted a policy that the Company will not enter into any transaction or commercial relationship with any director, director nominee, executive officer or greater than 5% shareholder of the Company.

PROPOSAL III - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Co-Chief Executive Officers and our two other most highly compensated executive officers (“named executive officers”) is described in “EXECUTIVE AND DIRECTOR COMPENSATION.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “EXECUTIVE AND DIRECTOR COMPENSATION” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2016 Annual Meeting:

“RESOLVED, that the shareholders of Cryo-Cell International, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “EXECUTIVE AND DIRECTOR COMPENSATION” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the resolution set forth in Proposal III. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

OTHER BUSINESS

The Board does not know of any business, other than the proposals set forth in the attached Notice of Annual Meeting of Shareholders, to be acted upon at the annual meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that the proxies will vote on any such matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended November 30, 2016 filed with the SEC, which includes our audited financial statements and financial statement schedules, was mailed to shareholders concurrently with this Proxy Statement. If a shareholder requires an additional copy we will provide one, without charge, upon written request to our corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677. Additionally all of the Company’s SEC filings are available on the Company’s website at www.cryo-cell.com/investor_relations/ and the SEC’s website at www.sec.gov.

2018 ANNUAL MEETING SHAREHOLDER PROPOSALS

Pursuant to the Company’s bylaws, at an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures described below; or (d) otherwise properly brought before the meeting by a shareholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and must have given written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company no more than 90 days and no less than 60 days before the first anniversary date on which the Company first mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the preceding year’s annual meeting such notice must be so received no later than the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting

•	the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made;

•

the class and number of shares of stock of the Company owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made;

•

a description of all arrangements or understandings among the shareholder and any other person or persons (naming such person or persons) in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business;

•

whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal; and

a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the annual meeting.

SHAREHOLDERS PROPOSALS INCLUSION IN PROXY STATEMENT

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials to be presented at the Company’s 2018 annual meeting of shareholders must submit the proposal to the Company at its executive offices between March 24, 2018 and April 24, 2018. However, if the date of the Company’s 2018 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the 2017 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the 2018 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2018 annual meeting of shareholders without including such proposal in the Company’s proxy statement are required to provide notice of such proposal to the Company in accordance with the advance notice procedures for shareholder proposals set forth in the Company’s bylaws as described above. These advance notice procedures supersede the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to such shareholder business.

CRYO-CELL INTERNATIONAL, INC.

Oldsmar, Florida

June 26, 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK « « « EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on July 17, 2017.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

PROPOSALS - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors:	Mark here to vote FOR all nominees ☐	Mark here to WITHHOLD vote for all nominees ☐	For All EXCEPT (see instructions below ☐
01 David Portnoy
02 Mark Portnoy
03 Harold Berger
04 George Gaines
05 Jonathan Wheeler

(Instructions: To withhold authority to vote for any nominee(s), write the names(s) of such nominee(s) below.

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Porter Keadle Moore as the independent registered public accountants of the Company for the year ending November 30, 2017.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers	☐	☐	☐

4.	Such other matters as may properly come before the meeting

Change of Address – Please print new address on the reverse side

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2017.

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held July 18, 2017.

The Proxy Statement and our 2016 Annual Report to Shareholders

are available at http://www.proxydocs.com/CCEL

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

CRYO-CELL INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS TUESDAY, JULY 18, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated June 26, 2017, revoking any proxy previously given, hereby appoint(s) David Portnoy, Mark Portnoy and Jill Taymans as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Cryo-Cell International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time on Tuesday, July 18, 2017, at the office of Cryo-Cell International, Inc., 700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida 34677, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR SET FORTH HEREIN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF PORTER KEADLE MOORE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND FOR THE APPROVAL OF THE SAY ON PAY RESOLUTION AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

It is important that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

PLEASE DO NOT FORGET TO DATE THIS PROXY ON THE REVERSE SIDE.

Change of Address:
(Please print new
address to the right)

(Continued, and to be marked, dated and signed, on the other side)